As filed with the Securities and Exchange Commission on March 27, 2018

Registration No. 333-216080

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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Oncobiologics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	2836	38-3982704
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

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7 Clarke Drive

Cranbury, New Jersey 08512

(609) 619-3990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Lawrence A. Kenyon

Chief Financial Officer

Oncobiologics, Inc.

7 Clarke Drive

Cranbury, New Jersey 08512

(609) 619-3990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Yvan-Claude J. Pierre

Marianne C. Sarrazin

Cooley LLP

1114 Avenue of the Americas

New York, New York 10036

(212) 479-6000

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Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filter ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
	(Do not check if a smaller reporting company)		Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Oncobiologics, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to withdraw and remove from registration the unsold shares of the Company’s common stock, $0.01 par value per share, if any, previously registered for resale by the Company pursuant to the Registration Statement on Form S-1 (File No. 333-216080), originally filed with the SEC on February 15, 2017, (the “Registration Statement”).

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for resale that remain unsold at the termination of the offering, the Company hereby removes from registration all of its securities registered but unsold under the Registration Statement as of the date hereof. The Company is deregistering such securities because it is no longer obligated to maintain the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Cranbury, New Jersey, on March 27, 2018.

ONCOBIOLOGICS, INC.

By:	/s/ Pankaj Mohan
Pankaj Mohan, Ph.D.
Chairman, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Pankaj Mohan, Ph.D. and Lawrence A. Kenyon and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pankaj Mohan	Chairman, President and Chief Executive	March 27, 2018
Pankaj Mohan, Ph.D.	Officer (Principal Executive Officer)

/s/ Lawrence A. Kenyon	Chief Financial Officer	March 27, 2018
Lawrence A. Kenyon	(Principal Accounting and Financial Officer)

/s/ Claudio Albrecht	Director	March 27, 2018
Claudio Albrecht, M.D., Ph.D.

/s/ Scott A. Canute	Director	March 27, 2018
Scott A. Canute

/s/ Joerg Windisch	Director	March 27, 2018
Joerg Windisch, Ph.D.

/s/ Kurt J. Hilzinger	Director	March 27, 2018
Kurt J. Hilzinger

/s/ Faisal G. Sukhtian	Director	March 27, 2018
Faisal G. Sukhtian

/s/ Joe Thomas	Director	March 27, 2018
Joe Thomas